Exhibit 99.1

                                                         Contact:
                                                         Susan Hickey
                                                         NetRatings, Inc.
                                                         212-703-5909
                                                         shickey@netratings.com




                 NETRATINGS FILES PATENT INFRINGEMENT LAWSUITS
                        AGAINST COREMETRICS AND OMNITURE

     New York, May 19, 2005 - NetRatings, Inc. (NASDAQ: NTRT), a global leader in Internet media and market research, today announced that it has filed patent infringement lawsuits against Coremetrics, Inc. and Omniture, Inc. The complaints, filed today in the United States District Court for the District of Delaware, allege that both Coremetrics and Omniture infringe four patents owned or controlled by NetRatings. The NetRatings patent portfolio, which relates generally to the collection, analysis and reporting of information concerning computer usage activity, includes United States Patents No. 5,675,510; 5,796,952; 6,108,637; 6,115,680; 6,138,115; 6,643,696 and 6,763,386. Four of
these patents were asserted in the lawsuits against Coremetrics and Omniture.

     "NetRatings has a strong heritage of both developing and acquiring innovative technologies to support our leading Internet media and market research products, and we have invested a significant amount of time and capital in building a comprehensive patent portfolio," said William Pulver, president and CEO, NetRatings. "With the global Web analytics market forecasted to reach more than $375 million in 2005 (Forrester Research, March 2005), NetRatings is uniquely positioned to leverage our investments across this growing opportunity. Clients in this dynamic sector demand innovation, and NetRatings is committed to continued development to address market needs. At the same time, as part of an overall patent enforcement program, we'll continue to monitor the marketplace to ensure that we are protecting our valuable intellectual property."

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     Mr. Pulver continued, "We are pleased to have engaged the law firm of Brown
Raysman Millstein Felder & Steiner LLP, a leader in the area of technology and intellectual property law. They share our confidence in our patent portfolio and have agreed to lead this litigation and the overall patent enforcement program, and we are delighted to be partnering with them in this effort."

About NetRatings
NetRatings, Inc. (Nasdaq: NTRT) delivers leading Internet media and market research solutions, marketed globally under the Nielsen//NetRatings brand. With high quality, technology-driven products and services, Nielsen//NetRatings enables clients to make informed business decisions regarding their online strategies. The Nielsen//NetRatings product portfolio includes panel-based and site-centric Internet audience measurement services, online advertising intelligence, user lifestyle, demographic and product brand preferences data, Internet reach and frequency planning tools, and custom data, research and analysis. For more information, visit www.nielsen-netratings.com

Safe Harbor Statement
This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expressed in any such forward-looking statements. Information about potential factors that may affect NetRatings' business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2004 and its quarterly reports on Form 10-Q, including, without limitation, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors That May Affect Our Performance." Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. NetRatings does not undertake to update any forward-looking statement that may be made from time to time by it or on behalf of NetRatings.

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